Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


          Check if an Application to Determine Eligibility of a Trustee
                     Pursuant to Section 305(b)(2) _________


                              FIRSTAR TRUST COMPANY
               (Exact name of trustee as specified in its charter)


             Wisconsin                                  39-0281260
     (Jurisdiction of incorporation                  (I.R.S. Employer
     or organization if not a U. S.                Identification Number)
             National Bank)

       777 East Wisconsin Avenue,                           53202
          Milwaukee, Wisconsin                            (Zip Code)
    (Address of principal executive
                offices)


            Kevin C. Schuller, Vice President and Assistant Secretary
                              Firstar Trust Company
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                            Telephone (414) 765-5725
           (Name, address, and telephone number of agent for service)


                        Wisconsin Power and Light Company
               (Exact name of obligor as specified in its charter)

                 Wisconsin                            39-0714890
        (State or other jurisdiction               (I.R.S. Employer
     of incorporation or organization)          Identification Number)

         222 West Washington Avenue

          Madison, Wisconsin 53703                      53703
      (Address of principal executive                 (Zip Code)
                  offices)


                            Unsecured Debt Securities
                         (Title of indenture securities)

   Item 1.   General Information.

   Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

             Office of Commissioner of Banking, Madison, Wisconsin Federal Deposit Insurance Corporation, Washington, D.C.

   (b)       Whether it is authorized to exercise corporate trust powers.

             The corporate trustee is authorized to exercise corporate trust powers.

   Item 2.   Affiliations with the Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

             The obligor is not an affiliate of the trustee.

   Item 3.   Voting Securities of the Trustee.

             Furnish the following information as to each class of voting securities of the trustee:

                               As of June 9, 1997

                     Col. A                        Col. B

                 Title of Class              Amount outstanding

             Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

   Item 4.   Trusteeships under Other Indentures.

             If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

             (a) Title of the securities outstanding under each such other indenture.

                  Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

             (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

   Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

                  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                  Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

   Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                               As of June 9, 1997

    Col. A           Col. B            Col. C              Col. D

    Name of owner    Title of class    Amount owned        Percentage of
                                       beneficially        voting securities
                                                           represented by
                                                           amount given
                                                           in Col. C

             Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

   Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials.

             Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                               As of June 9, 1997

    Col. A          Col. B             Col. C              Col. D

    Name of owner   Title of class     Amount owned        Percentage of
                                       beneficially        voting securities
                                                           represented by
                                                           amount given
                                                           in Col. C

             Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.


   Item 8.   Securities of the Obligor Owned or Held by the Trustee.

             Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                               As of June 9, 1997

    Col. A          Col. B             Col. C                 Col. D

    Title of class  Whether            Amount owned           Percent of
                    the securities     beneficially or held   class
                    are voting         as collateral          represented
                    or nonvoting       security               by amount
                    securities         for obligations        given
                                       in default             in Col. C

             Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

   Item 9.   Securities of Underwriters Owned or Held by the Trustee.

             If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                               As of June 9, 1997

    Col. A          Col. B           Col. C               Col. D

    Name of         Amount           Amount owned         Percent of
    issuer of       outstanding      beneficially or      class represented
    title of class                   held                 by amount given
                                     as collateral        in Col. C
                                     security
                                     for obligations in
                                     default by trustee


             Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

   Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

             If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                               As of June 9, 1997

    Col. A          Col. B           Col. C               Col. D

    Name of         Amount           Amount owned         Percent of
    issuer of       outstanding      beneficially or      class represented
    title of class                   held                 by amount given
                                     as collateral        in Col. C
                                     security
                                     for obligations in
                                     default by trustee


             Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.


   Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

             If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                               As of June 9, 1997


    Col. A           Col. B           Col. C                 Col. D

    Name of          Amount           Amount owned           Percent of
    issuer and       outstanding      beneficially or held   class
    title of class                    as collateral          represented
                                      security               by amount
                                      for obligations in     given
                                      default by trustee     in Col. C


             Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

   Item 12.  Indebtedness of the Obligor to the Trustee.
             Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                               As of June 9, 1997

    Col. A                    Col. B                   Col. C

    Nature of indebtedness    Amount outstanding       Date due

                  Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

   Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                  Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                  Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.


   Item 14.  Affiliations with the Underwriters.

             If any underwriter is an affiliate of the trustee, describe each such affiliation.

             Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

   Item 15.  Foreign Trustee.

             Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

             Not applicable

   Item 16.  List of Exhibits.

             List below all exhibits filed as part of this statement of eligibility.

             1. A copy of the Articles of Association of Firstar Trust Company (f/k/a First Wisconsin Trust Company) as now in effect (filed herewith).

             2. Certificate of authority of the Trustee to commence business (contained in Exhibit 1).

             3. Authorization of the Trustee to exercise trust powers (contained in Exhibit 1).

             4. A copy of the existing By-laws of Firstar Trust Company (f/k/a First Wisconsin Trust Company) (filed herewith).

             6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (filed herewith).

             7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirement of its supervising or examining authority (filed herewith).

                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Firstar Trust Company, a corporation organized and existing under the laws of the State of Wisconsin, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, and State of Wisconsin, on the 9th day June, 1997.

                                 FIRSTAR TRUST COMPANY
                                           (Trustee)



                                 By:  /s/Gene E. Ploeger
                                      Gene E. Ploeger,  Vice President
                                           (Name and title)

                                 By:  /s/Amy E. Nolde
                                      Amy E. Nolde, Assistant Secretary
                                           (Name and title)

                                    EXHIBIT I

   Sec. 221.12, Wis. Stats.

                               STATE OF WISCONSIN
                        OFFICE OF COMMISSIONER OF BANKING
                   101 E WILSON ST, 5th FLOOR - P.O. BOX 7876
                          MADISON, WISCONSIN 53707-7876
                   Telephone (608) 266-1621 Fax (608) 267-6889


                     AMENDMENT TO ARTICLES OF INCORPORATION


                                  CERTIFICATION


   I, Richard L. Dean, Commissioner of Banking of the State of Wisconsin, do hereby certify that an amendment to the Articles of Incorporation of the

   FIRSTAR TRUST COMPANY,                    MILWAUKEE, WISCONSIN
          (Bank)                                  (Location)

   of which a duly verified copy is hereto attached, was approved by the Office of Commissioner of Banking on the 5th day of February, 1996. This amendment relates to

                          CHANGE IN BOARD OF DIRECTORS

   and was adopted by the stockholders of the above bank on the 29th day of January, 1996.


                                   IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal. Done at my office in the City of Madison this 5th day of February, 1996.



                                   ___________________________________
                                   Richard L. Dean
                                   Commissioner of Banking



   NOTE: TO BE RECORDED BY THE REGISTER OF DEEDS TOGETHER WITH THE ATTACHED COPY OF THE AMENDMENT.

                     amendment to Articles of Incorporation

                            ________________________

   Which Articles were filed/recorded in the office of the Register of Deeds for Milwaukee County on July 6, 1903. Recorded in Volume S of
   Corporations, Page(s) 134-137 as Document Number ____________________.

   We, Robert L. Webster as President, and James D. Hintz as Cashier of Firstar Trust Company do hereby certify that the following amendment to the Articles of Incorporation of this bank was approved at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the bank in Milwaukee, Wisconsin, on January 29, 1996; and the said amendment was duly adopted by the affirmative vote of two-thirds of the 10,000 shares of outstanding capital stock, with 9,995 votes cast in the affirmative and 0 votes cast in the negative; and the following resolutions were adopted:


   RESOLVED That the Articles of Incorporation be amended by striking out the text of Article Fourth reading:


   "The Board of Directors shall consist of such number of individuals, not less than fifteen nor more than sixty, as from time to time shall be prescribed in the By-laws, at least two-thirds of whom shall be residents of Wisconsin and the majority of whom shall be residents of Milwaukee County or adjacent counties. Each of said directors shall be elected for a term of one year and until his successor has been elected and qualified."

   And inserting in lieu thereof the following paragraph:


   "The Board of Directors shall consist of such number of individuals, not less than five nor more than thirty, as from time to time shall be prescribed in the By-laws, at least two-thirds of whom shall be residents of Wisconsin. Each of said directors shall be elected for a term of one year and until his successor has been elected and qualified.




   "It was further resolved, That the President and Cashier of said bank be authorized, under the seal of the corporation, to file the proper certificates of such amendments with the Commissioner of Banking as provided by law."



                                We, Robert L. Webster, President, and James
                                D. Hintz, Cashier of the above-named bank, do solemnly swear that the foregoing is true to the best of our knowledge and belief.




   STATE OF WISCONSIN
                                                 ss.
   COUNTY OF MILWAUKEE



   Subscribed and sworn to before me this 30 day of January, 1996.

   Diane M. Rampacek, Notary Public.  My commission expires 1/3/99.

                                    EXHIBIT 1


                               STATE OF WISCONSIN

                        OFFICE OF COMMISSIONER OF BANKING
                                 BANKS DIVISION
                              POST OFFICE BOX 7876
                          MADISON, WISCONSIN 53707-7876
                           (Telephone:  608-266-1621)

                              AMENDMENT TO ARTICLES

                                  CERTIFICATION

   I, Toby E. Sherry, Commissioner of Banking of the State of Wisconsin, do hereby certify that an amendment to the original Articles of Incorporation of First Wisconsin Trust Company, Milwaukee, Wisconsin, of which a duly verified copy is hereto attached, was on the 17th day of August, A.D. 1992, approved and filed in the Office of Commissioner of Banking. This amendment relates to corporate name and was adopted by stockholders of the above bank on July 16, 1992.

                                IN TESTIMONY WHEREOF, I have set my hand and affixed my official seal. Done at my office in the City of Madison this 17th day of August, A.D. 1992.


                                Toby E. Sherry
                                Commissioner of Banking



   IMPORTANT: TO BE RECORDED BY THE REGISTER OF DEEDS TOGETHER WITH THE ATTACHED COPY OF THE AMENDMENT

   We, Robert L. Webster as President, and James D. Hintz as Cashier of First Wisconsin Trust Company do hereby certify that the foregoing is a true copy of an amendment to the Articles of Incorporation of this bank and that at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the bank in the City of Milwaukee, State of Wisconsin, on the 16th day of July, A.D. 1992, the said amendment was duly adopted by the affirmative vote of two-thirds of all capital stock outstanding; that the majority stockholder was present or represented at said meeting; that the entire number of shares outstanding is 10,000; that the number of shares represented at the meeting was 9,952; that upon the adoption of such resolution 9,952 votes were cast in the affirmative; one vote for each share, and that 0 votes were cast in the negative.

   In Testimony Whereof, First Wisconsin Trust Company has caused these presents to be executed by the President and Cashier thereof and the corporate seal of said bank is hereunto affixed this 28th day of July, A.D. 1992, by its authority.

                                First Wisconsin Trust Company

   In presence of
   Sharon L. Gazzana            By  Robert L. Webster, President
   Sandra L. Belongia               James Hintz, Cashier



   State of Wisconsin
   Milwaukee County

                                Personally came before me this 28th day of
   July, A.D. 1992, Robert L. Webster as President, and James D. Hintz as Cashier of the First Wisconsin Trust Company, who are to me known to be such President and Cashier, respectively, and to be the persons who executed the foregoing instrument, and acknowledged the same as such officers, for the purposes therein mentioned.

                                Diane M. Rampacek
                                Notary Public

                                Milwaukee County, Wisconsin

   My commission expires 1/3/99

   Amendment to Articles of Incorporation

   Which Articles were filed/recorded in the office of the Register of Deeds for Milwaukee County on the 6th day of July, 1903. Recorded in Volume S of Corporations, Page 134.

   At a meeting of the stockholders of First Wisconsin Trust Company of Milwaukee, Wisconsin, held at the office of said bank in said City on the 16th day of July, A.D. 1992, at 9:30 o'clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said bank, and at which meeting 9,952 shares of the capital stock of said bank were duly represented, the following resolutions were adopted:

   "Resolved That the Articles of Incorporation of the bank be amended by striking out the paragraph relating to the name reading as follows:

   "The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

   And Inserting in lieu thereof the following paragraph:

   "The title of the Corporation shall be Firstar Trust Company, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

   "It was further resolved, That the President and Cashier of said bank be authorized, under the seal of the Corporation, to file proper certificates of such amendment with the Commissioner of Banking as provided by law."

                             ARTICLES OF ASSOCIATION
                            OF FIRSTAR TRUST COMPANY
                              MILWAUKEE, WISCONSIN

   KNOW ALL MEN BY THESE PRESENTS,  that we, Frederick Pabst, L.J. Petit,
   Frederick Kasten,   Oliver C. Fuller, and Edward P. Vilas, of the City and
   County of Milwaukee and State of Wisconsin, have associated and do hereby associate for the purpose of forming a corporation, to wit, a trust company bank under and pursuant to the privileges and restrictions of the statutes of the State of Wisconsin, in that behalf made and provided; and particularly Chapters 221 and 223 of said statutes, and thereto adopt the following:
                                    Article 1

   The purpose and business of this corporation shall be those of both a state bank and a trust company bank as defined by Wisconsin law, this corporation being a trust company bank which has been converted into a state bank in accordance with such law.

                                    Article 2

   The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY," and its location shall be at the City and County of Milwaukee and State of Wisconsin.

                                    Article 3

   The capital stock of this Corporation shall be One Million Dollars ($1,000,000), divided into ten thousand (10,000) shares of the par value of One Hundred Dollars ($100) each.

                                    Article 4

   The Board of Directors shall consist of such number of individuals, not less than fifteen nor more than sixty, as from time to time shall be prescribed in the By-laws, at least two-thirds of whom shall be residents of Wisconsin and the majority of whom shall be residents of Milwaukee County or adjacent counties. Each of said directors shall be elected for a term of one year and until his successor has been elected and qualified.

   In witness whereof, we have hereunto subscribed our names at Milwaukee, Wisconsin, on this first day of July, A.D. 1903.

                                (Signed)    Frederick Pabst
                                            L.J. Petit
                                            Fred Kasten
                                            Oliver C. Fuller
                                            Edward P. Vilas

   State of Wisconsin
   Milwaukee County

   On this first day of July, A.D. 1903, personally appeared before me the above signed Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller, and Edward P. Vilas, to me known to be the persons who executed the foregoing instrument and severally acknowledge the same.

   My commission will expire on the 30th day of December, 1906.

                                    (Signed)    W.L. Cheney
                                                Notary Public
                                                Milwaukee County,
                                                Wisconsin

                                    EXHIBIT 4

                      As Amended through February 19, 1997

                               RESTATED BY-LAWS OF
                              FIRSTAR TRUST COMPANY
                            ADOPTED JANUARY 15, 1963



                                    Article 1

   The annual meeting of this Corporation for the election of its directors and the transaction of its general business shall be held on the third Thursday of February at the general office of this Corporation in the City of Milwaukee, at 8 o'clock in the morning, or at such other hour and place in the City of Milwaukee as shall be designated by the Board of Directors. If any hour other than 8 o'clock in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each stockholder at his last known address at least ten (10) days prior to the holding of said meeting.

                                    Article 2

   Special meetings of the stockholders of this Corporation shall be held in the City of Milwaukee and may be called at any time by order of the Chairman of the Board, the President, or one of the Vice Presidents, or by the Board of Directors, by mailing to each stockholder at his last known address at least ten (10) days prior to the date of the holding of such special meeting, a notice specifying the time and place of such special meeting and the business to be transacted thereat, and no other business shall be transacted at said meeting.

                                    Article 3

   Section 1. Every stockholder may vote and participate at any meeting of stockholders, either in person or by proxy. No proxy shall be recognized unless the same shall be in writing, subscribed by the stockholder nor unless filed with the Secretary prior to the meeting. No active or salaried officer may act as a proxy for a stockholder.

   Section 2. The Cashier shall maintain a stock book showing the name, residence, and number of shares held by each stockholder, which shall at all times, during the usual hours for transacting business, be subject to inspection by the officers, directors, and stockholders of the Company.

                                    Article 4

   Section 1. The Board of Directors shall consist of not less than five nor more than thirty directors, the number of directors to be determined by resolution adopted at each annual stockholders' meeting, or at any special stockholders' meeting duly called for such purpose. On and after January 1, 1978, no person shall be eligible to be elected or re-elected as a member of the Board of Directors if he shall have attained 70 years of age at the date of election.

   Section 2. The election of directors by the stockholders shall be by ballot or other method as shall be adopted by the stockholders by resolution or motion adopted at the stockholders' meeting.

   Section 3. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided that the directors may, once in six (6) months, designate by resolution nine (9) members, any five (5) of whom shall constitute a quorum.

   Section 4. Minutes of each meeting of the Board of Directors shall disclose the date and location of such meeting, and the names of directors absent; shall be subscribed by the presiding officer; and shall be approved by the Board of Directors at the next succeeding meeting, the minutes of which shall show such fact.

   Section 5. A regular meeting of the Board of Directors shall be held at the general office of this Corporation in the City of Milwaukee at least once each calendar quarter, immediately following the annual meeting of the shareholders of this Corporation on the third Thursday of February, at 8:00 a.m. on the third Thursday of May, August and November of each year, or at such other time or place as shall from time to time, be designated by the president or by resolution of the Board of Directors. If any other time or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each director at his last known address at least two (2) days prior to the holding of said meeting.

   Section 6. Special meetings of the Board of Directors shall be held at the general office of the Corporation in the City of Milwaukee or at such other place in the City of Milwaukee as shall be designated, and may be called by order of the Chairman of the Board, the President, or by any two of the directors by mailing notice of such meeting and the designated time and place thereof to each of the directors at his last known address two
   (2) days prior to the holding of such meeting.

                                    Article 5

   Section 1. An Executive Committee consisting of the Chairman of the Board, the President, and not less than six (6) or more than twelve (12) other directors may be appointed by the Board of Directors to serve until their successors shall be appointed, and such Executive Committee shall direct the management of the affairs of this Corporation in the interim between meetings of the Board of Directors, subject to the control of the Board. The Chairman of the Board, or in his absence (through failure of the Board of Directors to elect a Chairman or otherwise), the President, shall preside at meetings of the Executive Committee. The person from time to time elected Secretary of the Board shall also serve as Secretary of the Executive Committee.

   Section 2. Meetings of the Executive Committee may be held at any time when the Board of Directors is not in session, and may be prescribed by the Board of Directors or may be called by order of the Chairman of the Board, the President, or by any two (2) members of the Executive Committee, by mailing notice of such meeting designating the time and place thereof, addressed to each member of the Committee at his last known address two (2) days prior to the holding of such meeting, or by personal notice thereof given a sufficient length of time before such meeting to enable members to attend.

   Section 3. The Executive Committee shall keep full and true minutes of all business transacted at each meeting and shall submit its report together with a copy of the minutes of its proceedings to the Board of Directors at its next meeting thereafter.

   Section 4. The Board of Directors shall appoint Trust Investment Committee consisting of at least two (2) officers and at least four (4) directors who are not officers, which Committee shall meet at the general office of the Corporation at least once each calendar quarter, at 8:00 a.m. on the third Thursday of January, March, June and December of each year, or at such other time or place as shall from time to time be designated by the President or by resolution of the Board of Directors.
   If any hour other than 8:00 in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each committee member at his last known address at least two (2) days prior to the holding of said meeting. The Trust Investment Committee shall have such duties and authority as the Board of Directors shall from time to time prescribe. Members of such committee shall serve for such periods as the Board shall from time to time prescribe..

   Section 5. The Board of Directors may appoint a Loan Committee consisting of two (2) or more directors, which, if appointed, shall meet at least once calendar quarter at such time and place as shall from time to time be designated by the resolution of the Board of Directors, and shall determine policies as to renewals and applications for new loans. All loans in excess of the amount officers designated by the Board have been authorized by resolution to make shall be presented to the Loan Committee (or, if the Loan Committee has not been appointed, to the Board of Directs or the Executive Committee) for approval. The Board of Directors may by resolution designate officers who may make loans without the prior approval of the Loan Committee or the Board, subject to the provisions of the Wisconsin Statutes, the regulations of the Commissioner of Banks, and these By-laws.

   Section 6. Each year the Board of Directors shall appoint, from among its members, an Examining Committee consisting of at least three (3) directors, which upon receipt of a report of examination of the Corporation by the Division of Banking, shall have the duties specified in 221.0611(2), Wis. Stats... The Examining Committee shall also study and, if it deems necessary, recommend corrective action in response to any criticisms or suggestions contained in, reports of examination prepared by any other regulatory agency or the Firstar Corporation Auditing or Compliance areas, and shall perform such other duties as shall be prescribed from time to time by resolution of the Board of Directors. Meetings of the Examining Committee shall be called by the President as needed, and notice of a meeting shall be given by mailing the same to each committee member at his last known address at least two (2) days prior to the holding of said meeting.

   Section 7. The Board of Directors shall have the power to set the banking hours of this bank, subject to the provisions of the Wisconsin Statutes and the regulations of the Commissioner of Banks. Certified copies of all resolutions of the Board pertaining to banking hours shall be furnished to the State Banking Department.

   Section 8. A detailed statement of all current expenses and taxes paid shall be presented to the Board in writing every month, or more often if required by the Board.

                                    Article 6

   A written waiver signed by any director or member of any committee shall be the equivalent of due notice to him of any meeting therein mentioned. Actual attendance at or participation in any meeting by any director or member of any committee waives any required notice unless the director or member, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                    Article 7

   Directors and members of committees appointed by the Board of Directors, except directors or members who are salaried officers or employees of this Corporation, shall be paid such fees for services and attendance at meetings as the Board of Directors shall from time to time prescribe.

                                    Article 8

   Section 1. The general officers of this Corporation shall be a president, two or more vice presidents, a cashier and one or more assistant cashiers, a secretary and one or more assistant secretaries, one or more trust officers, and such other officers as may be appropriate for the transaction of its business. The officers of this Corporation shall be elected by a viva voce vote of the Board of Directors unless objection is made, whereupon such election shall be by ballot; provided, however, that whenever he deems it appropriate to take such action in the interim periods between meetings of the Board of Directors, the president may appoint any other officer. Any appointment made by the president shall take effect immediately but shall be reported and confirmed at the next regular meeting of the Board of Directors. The Chairman of the Board, if there be one, the senior executive officer in charge of conducting the business of this Corporation and the officer in charge of the Trust Department of this Corporation shall be chosen from among the directors.

   Section 2. The Board of Directors and, with respect to other officers and to the extent not inconsistent with actin taken by the Board of Directors, the president, shall have authority to define the duties and obligations of all officers, and to fill vacancies in offices. The Board of Directors and, with respect to other officers appointed by him and to the extent not inconsistent with action taken by the Board of Directors, the president, shall have the authority to fix the compensation of officers, to dismiss them at pleasure, and to require any officer to provide a satisfactory bond for the faithful performance of his duties. Unless otherwise prescribed by the Board of Directors or, with respect to other officers, the president, each officer shall have the duties and authority prescribed by law or ordinarily incidental to his office in similar corporations.

   Section 3. The Board of Directors shall designate the officer to be the chief executive officer in charge of the Trust Department of this Corporation. All fiduciary powers of this Corporation shall be exercised through such officer who shall be generally responsible for and supervise and direct the activities of the Trust Department and do and perform all acts and things necessary and proper in carrying on the business of the Trust Department in accordance with the provisions of applicable laws and regulations and the directions of the Board of Directors, appropriate committees of the Board and his superior officers and shall cause to be kept under his supervision books of account of the transactions of this Corporation in a fiduciary capacity.

   Section 4. The executive officers shall have authority to employ and discharge all necessary agents and servants of this Corporation whose appointments shall not be provided for by the Board, to define their duties, and to fix their compensations.

                                    Article 9

   The Board of Directors may by resolution provide for this Corporation to indemnify each director or officer, whether or not then in office, against all expense and liability relating to a claim, action, suit, or proceeding against him or to which he may be made a party by reason of his being or having been a director or officer of this Corporation, or of any other company which he served as a director of officer at the request of this Corporation, except in any case where he was finally adjudged to have been derelict in the performance of his duties as such director or officer. Such resolution may include provisions for this Corporation (1) to assume or provide at its expense and risk the defense or settlement of any such action, (2) to purchase commercial insurance for the benefit of a director or officer, including one adjudged guilty of negligence or misconduct, and
   (3) to assume or share any additional expense or liability as the Board of Directors deems warranted upon consideration of the circumstances.

                                   Article 10

   The Board of Directors may by resolution adopt emergency provisions to prevail notwithstanding any contrary provisions of these By-laws, to take effect when a state of emergency results in this Corporation being unable to continue its normal functions under the direction of established management or at its regular location (which provisions may include, but shall not be limited to procedures for establishing temporary offices, an emergency executive committee, and emergency officer succession).

   Article 11

   The shares of stock of this Corporation shall be transferable only on the books of this Corporation upon surrender of the certificate issued therefor.

                                   Article 12

   These by-laws may be altered, amended, or repealed in whole or in part in any manner not inconsistent with the provisions of law at any time by a resolution of the Board of Directors adopted at any regular or special meeting of the Board, or by vote of the stockholders representing a majority of the capital stock, such a vote to be taken at an annual or special meeting.

                                    EXHIBIT 6

   CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b)
   OF THE TRUST INDENTURE ACT OF 1939

   Firstar Trust Company, as Trustee herein named, hereby consents that reports of examination of said Trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   FIRSTAR TRUST COMPANY,
                                   as Trustee

                                   By:  /s/ Gene E. Ploeger
                                        Gene E. Ploeger,   Vice President
                                               (Name and title)


                                   By:  /s/ Amy E. Nolde
                                        Amy E. Nolde,   Assistant Secretary
                                               (Name and title)

   Dated:  June 9, 1997

                                    EXHIBIT 7
   FIRSTAR TRUST COMPANY
   BALANCE SHEET
                                                       December 31,
                                                       96          95
                                                     $(000)     $(000)
   ASSETS
   Cash and balances due from depository
   institutions:
   Noninterest-bearing balances                       71,523       58,893
   Interest-bearing balances                               0            0
   Securities                                         35,030       31,640
   Federal funds sold and securities purchased
     under agreements to resell:
   Federal funds sold                                151,887      136,802
   Securities purchased under agreements to                0            0
     resell
   Loans and lease financing receivables:
     Loans and leases, net of unearned income         38,249       13,192
     LESS:  Allowance for loan and lease losses           73           73
     LESS:  Allocated transfer risk reserve                0            0
                                                     -------      -------
    Loans and leases, net of unearned income,         38,176       13,119
     allowance, and reserve
   Assets held in trading accounts                         0            0
   Premises and fixed assets (including                1,984        1,150
     capitalized leases)
   Other real estate owned                                 0            0
   Investments in unconsolidated subsidiaries and          0            0
     associated companies
   Customers' liability to this bank on                    0            0
     acceptances outstanding
   Intangible assets                                       0            0
   Other assets                                       17,422       11,067
                                                     -------      -------
   Total assets                                      316,022      252,671
                                                     =======      =======
   LIABILITIES
   Deposits:
   In domestic offices:
      Noninterest-bearing                            288,221      226,031
      Interest-bearing                                   215          221
                                                     -------      -------
       Total domestic deposits                       288,436      226,252
   In foreign offices:                                     0            0
   Federal funds purchased and securities sold
     under agreements to repurchase:
   Federal funds purchased                               744          580
   Securities sold under agreements to repurchase          0            0
   Demand notes issued to the U.S. Treasury                0            0
   Other borrowed money                                    0            0
   Mortgage indebtedness and obligations under             0            0
     capitalized leases
   Bank's liability on acceptances executed and            0            0
     outstanding
   Notes and debentures subordinated to deposits           0            0
   Other liabilities                                   7,131        7,788
                                                     -------      -------
   Total liabilities                                 296,311      234,620

   Limited-life preferred stock                            0            0

   EQUITY CAPITAL

   Perpetual preferred stock                               0            0
   Common stock                                        1,000        1,000
   Surplus                                            12,638       12,141
   Undivided profits and capital reserves              5,935        4,409
   LESS:  Net unrealized loss on marketable equity       138          501
     securities
                                                     -------      -------
   Total equity capital                               19,711       18,051
                                                     -------      -------
   Total liabilities, limited-life preferred         316,022      252,671
   stock, and equity capital                         =======      =======

   FIRSTAR TRUST COMPANY
   INCOME STATEMENT
                                                            December 31,
                                                           96          95
                                                         $(000)       $(000)
   Interest Income
   Interest and fee income on loans:
     Loans secured by real estate                          14            23
     Loans to finance agricultural production and           0             0
       other loans to farmers
     Commercial and industrial loans                      155           199
     Loans to individuals for household, family,
       and other personal expenditures:
     Credit cards and related plans                         0             0
     Other                                                  0             0
     Loans to foreign governments and official              0             0
       institutions
     Obligations (other than securities and
       leases) of states and political subdivisions
       in the U.S.:
     Taxable obligations                                    0             0
     Tax-exempt obligations                                 0             0
     All other loans                                        0             0
     Income from lease financing receivables:
     Taxable leases                                         0             0
     Tax-exempt leases                                      0             0
     Interest income on balances due from                   0             0
       depository institutions
     Interest and dividend income on securities:
     U.S. Treasury securities and U.S. Government       2,254         1,804
       agency and corporation obligations
       Securities issued by states and political
       subdivisions in the U.S.:
     Taxable securities                                     0             0
     Tax-exempt securities                                 38            39
     Other domestic debt securities                        34           130
     Foreign debt securities                                0             0
     Equity securities (including investments in            0           581
       mutual funds)
     Interest income from assets held in trading            0             0
       accounts
     Interest income on federal funds sold and
       securities purchased under agreements
       to resell                                        4,876         2,961
                                                      -------      --------
     Total interest income                              7,371         5,737

     Interest expense
     Interest on deposits:
     Transaction accounts (NOW accounts, ATS
       accounts, and telephone and
       preauthorized transfer accounts)                     0             0
     Nontransaction accounts:
     Money market deposit accounts (MMDAs)                  0             0
     Other savings deposits                                 7             7
     Time certificates of deposit of $100,000 or            0             0
       more
     All other time deposits                                0             0
     Expense of federal funds purchased and
       securities sold under agreements to
       repurchase                                          47            73
     Interest on demand notes issued to the U.S.            0            13
     Treasury and on other borrowed money
     Interest on mortgage indebtedness and                  0             0
       obligations under capitalized leases
     Interest on notes and debentures subordinated          0             0
       to deposits
                                                      -------      --------
     Total interest expense                                54            93
                                                      -------      --------
     Net interest income                                7,317         5,644

     Provisions:
     Provision for loan and lease losses                    0             0
     Provision for allocated transfer risk                  0             0

                                                      December 31,
                                                       96       95
                                                    $(000)    $(000)
     Noninterest income
     Income from fiduciary activities                67,306         0
     Service charges on deposit accounts                  0         0
     Trading gains (losses) and fees from foreign         0         0
       exchange transactions
     Other foreign transaction gains (losses)             0         0
     Gains (losses) and fees from assets held in          0         0
       trading accounts
     Other noninterest income:
     Other fee income                                   729    64,415
     All other noninterest income                     3,735     2,872
                                                    -------   -------
     Total noninterest income                        71,770    67,287

     Gains (losses) on securities not held in             0         0
       trading accounts

     Noninterest expense
     Salaries and employee benefits                  25,803    22,442
     Expenses of premises and fixed assets (net of
       rental income) (excluding
       salaries and employee benefits and mortgage    6,139     6,125
       interest)
     Other noninterest expense                       24,457    21,651
                                                    -------   -------
     Total noninterest expense                       56,399    50,218
                                                    -------   -------
   Income (loss) before taxes and extraordinary      22,688    22,713
     items and other adjustments
   Applicable income taxes                            9,162     9,165
                                                    -------   -------
   Income (loss) before extraordinary items and      13,526    13,548
     other adjustments
   Extraordinary items and other adjustments:
   Extraordinary items and other adjustments,             0         0
     gross of income taxes
   Applicable income taxes                                0         0
                                                    -------   -------
   Extraordinary items and other adjustments, net         0         0
     of income taxes
                                                    -------   -------
   Net income (loss)                                 13,526    13,548
                                                    =======   =======



   CHANGES IN EQUITY CAPITAL

   Total equity capital originally reported at end   18,051    15,379
     of previous calendar year
   Equity capital adjustments from amended Reports        0         0
     of Income, net
                                                    -------   -------
   Amended balance at end of previous calendar       18,051    15,379
     year
   Net income (loss)                                 13,526    13,548
   Sale, conversion, acquisition, or retirement of      497        27
     capital stock, net
   Changes incident to business combination, net          0         0
   LESS: Cash dividends declared on preferred             0         0
     stock
   LESS: Cash dividends declared on common stock     12,000    11,500
     Cumulative effect of changes in accounting           0         0
     principles from prior years
   Corrections of material accounting errors from         0         0
     prior years
   Change in net unrealized loss on marketable        (363)       597
     equity securities
   Other transactions with parent holding company         0         0
                                                    -------   -------
   Total equity capital at end of period             19,711    18,051
                                                    =======   =======

   FIRSTAR TRUST COMPANY
   CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSSES
   AND IN ALLOCATED TRANSFER RISK RESERVE
                                                      December 31,
                                                      '96       95
                                                    $(000)    $(000)
     Allowance for loan and lease losses:
     Balance originally reported at end of previous      73        73
       year
     Recoveries                                           0         0
     LESS:  Charge-offs                                   0         0
     Provision for loan and lease losses                  0         0
     Adjustments                                          0         0
                                                    -------  --------
     Balance at end of period                            73        73
                                                    =======  ========

     Allocated transfer risk reserve:
     Balance originally reported at end of previous       0         0
       year
     Recoveries                                           0         0
     LESS:  Charge-offs                                   0         0
     Provision for allocated transfer risk                0         0
     Adjustments                                          0         0
                                                    -------   -------
     Balance at end of period                             0         0
                                                    =======   =======

   PAST DUE AND NONACCRUAL LOANS, LEASES AND OTHER
   ASSETS

     Loans, leases, and other assets past due 90
       days or more and still accruing:
     Real estate loans                                    0         0
     Installment loans                                    0         0
     Credit cards and related plans                       0         0
     Commercial (time and demand) and all other         469         0
     loans
     Lease financing receivables                          0         0
                                                    -------   -------
     Total past due and still accruing                  469         0
                                                    =======   =======
   Nonaccrual:
     Real estate loans                                    0         0
     Installment loans                                    0         0
     Credit cards and related plans                       0         0
     Commercial (time and demand) and all other           0         0
     loans
     Lease financing receivables                          0         0
                                                   --------   -------
     Total nonaccrual                                     0         0
                                                   ========   =======


   OFF BALANCE SHEET ITEMS

   Standby letters of credit                              0         0
   Amount of standby letters of credit conveyed           0         0
     to others
                                                   ========   =======